EXHIBIT 11

                         COMARCO, INC. AND SUBSIDIARIES

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
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                                                                        Years Ended January 31,
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                                                          1996                   1995                  1994
                                                    ------------------     -----------------      -----------------
Primary:
   Net income....................................   $      3,885,000       $      3,329,000       $      2,399,000
   Less-- net income allocated to subsidiary
      dilutive stock options outstanding.........           (155,000)               (15,000)                   ---
                                                    ------------------     -----------------      -----------------
   Net income used in calculation of primary        $      3,730,000       $      3,314,000       $      2,399,000
      income per share...........................
                                                    ==================     =================      =================
Weighted average number of common shares
   outstanding during the year...................          4,627,000              4,697,000              5,173,000
Add--common equivalent shares (determined using
   the "treasury stock" method) representing
   shares issuable upon exercise of stock options
   and warrants..................................            351,000                212,000                196,000
                                                    ------------------     -----------------      -----------------
 Weighted average number of shares used in
    calculation of primary income per share......          4,978,000              4,909,000              5,369,000
                                                    ==================     =================      =================
Primary income per common share..................   $            .75       $            .68       $            .45
                                                    ==================     =================      =================

Fully diluted:
   Net income used in calculation of primary
   income per share..............................   $      3,730,000       $      3,314,000       $      2,399,000
   Less-- net income allocated to subsidiary
      dilutive stock options outstanding.........            (25,000)                   ---                    ---
     Additions to net income:
       Interest and offering costs on convertible
       subordinated debentures...................             25,000                140,000                235,000
                                                    ------------------     -----------------      -----------------
                                                    $      3,730,000       $      3,454,000       $      2,634,000
                                                    ==================     =================      =================
Weighted average number of shares used in
   calculation of primary income per share.......          4,978,000              4,909,000              5,369,000
   Add:
     Shares issuable upon conversion of 9.75%
     subordinated debentures.....................             15,000                116,000                267,000
     Additional shares issuable upon exercise of
     options based on year-end market price......             83,000                109,000                    ---
                                                    ------------------     -----------------      -----------------
                                                           5,076,000              5,134,000              5,636,000
                                                    ==================     =================      =================
Fully diluted income per common share............   $            .73       $            .67       $            .47
                                                    ==================     =================      =================
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